Exhibit 10.1

SEACHANGE INTERNATIONAL, INC.

Performance Stock Unit Agreement

SeaChange International, Inc., a Delaware corporation (the “Company”), hereby grants as of the award date below (“Award Date”) to the person named below (the “Recipient”), and the Recipient hereby accepts, an award (“Award”) of Performance Stock Units (“PSUs”) that will vest as described in the Vesting Schedule, such Award to be subject to the terms and conditions specified in the attached Exhibit A.

Recipient Name:

Award Date:

Award Number:

Target Award (Number of PSUs):

By signing this Agreement, the Recipient acknowledges receipt of a copy of this Agreement and a copy of the Plan (as defined below) and the Prospectus related thereto.

This Agreement will be effective only upon execution by the Recipient and delivery of such signed Agreement to the Company.

IN WITNESS WHEREOF, the Company and the Recipient have caused this instrument to be executed as of the Award Date set forth above.

SEACHANGE INTERNATIONAL, INC.
(Recipient Signature)

By:
(Street Address)		Name:
Title:

(City/State/Zip Code)

Exhibit A

Performance Stock Unit Agreement

Terms and Conditions

1. Award. The Recipient is hereby granted a target award of PSUs (“Target Award”), effective as of the date set forth on the cover page attached hereto (the “Award Date”), subject to the terms and conditions set forth herein (collectively with the cover page, the “Agreement”), and subject to and governed by the Company’s Amended and Restated 2011 Compensation and Incentive Plan (the “Plan”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. Each PSU represents the right to receive one share of the Company’s Common Stock upon the satisfaction of terms and conditions set forth in this Agreement and the Plan. The Recipient shall have no rights as a stockholder, including dividend or voting rights, with respect to the PSUs. No dividend equivalent rights are payable with respect to the PSUs.

2. Vesting Schedule.

(a) Vesting Dates. The interest of the Recipient in the PSUs shall vest, if at all, on January 31, [date 3 years subsequent], (the “Maturity Date”) according to the following vesting schedule (“Vesting Schedule”), and also conditioned upon the Recipient’s continued employment with the Company through the Maturity Date except as otherwise provided in Section 4 below:

Company Relative TSR Percentile Rank at Maturity Date	Share Payout as a Percentage of Target Award
25th or lower	0%
26th to 50th	50% to 99%
51% to 75%	100% to 149%
76th or higher	150%

Company Relative TSR Percentile Rank performance that is in between any two Company Relative TSR Percentile Ranks adjacent to each other in the above Vesting Schedule will be interpolated linearly and rounded down to the nearest whole percentage (i.e., below 0.5 round down, at or above 0.5 round up). Notwithstanding the Vesting Schedule above, if the Company’s Total Shareholder Return for the Performance Period is negative, then any Share Payout shall be capped at 100% of the Target Award.

“Company Relative TSR Percentile Rank” shall mean the Company’s Total Shareholder Return for the Performance Period as compared to the Total Shareholder Return of the companies comprising the Standard & Poors SmallCap 600 Index (the “Index”).

“Total Shareholder Return” shall mean the appreciation of the Per Share Price during the Performance Period, plus any dividends paid on the applicable company’s common stock during the Performance Period. All determinations regarding the companies comprising the membership of the Index, the methodology of calculating Total Shareholder Return and similar matters shall be determined by the Committee in its sole discretion pursuant to the procedures and methodology used by Standard & Poors.

For example, if the Per Share Price as of the first date of the Performance Period and the Per Share Price as of the last date of the Performance Period is such that the Company Relative TSR Percentile Rank (based on the Index as of the first and last date of the Performance Period) is at the 26th percentile, the Share Payout as a percentage of the number of Shares underlying the Target Award shall be 50%.

“Per Share Price” shall mean the average of the closing prices of common shares for the applicable company during the thirty (30) consecutive trading days ending on the day prior to each of the first day of the Performance Period and as of last day of the Performance Period or the Change in Control, as applicable.

“Performance Period” shall mean the three (3) year period beginning on February 1, [year of grant] and ending on January 31, [3 years subsequent to grant].

3. Distribution of the Award.

(a) General. Any Share Payout shall be made by the Company in a single payment of shares of the Company’s Common Stock (subject to applicable tax withholding) no earlier than the Maturity Date, but as soon as practicable thereafter following certification by the Committee of the Company’s Relative TSR Percentile Rank, and no later than thirty days subsequent to the Maturity Date. At the election of the Company, any such shares may be delivered in certificate or book entry form.

(b) Taxes. The Company shall provide the Recipient with at least seven (7) days written notice prior to the delivery date of the shares; such notice to specify the amount that the Recipient is required to pay to satisfy any applicable withholding Taxes (as hereinafter defined). The Recipient may deposit with the Company an amount of cash equal to the amount determined by the Company, utilizing a tax rate determined by the Company in its reasonable discretion in a manner intended to avoid liability accounting for the Award, to be required with respect to any withholding taxes, FICA contributions, or the like under any national, federal, state, local or other statute, ordinance, rule, or regulation in connection with the award or settlement of the PSUs (the “Taxes”). Alternatively, if the Company does not receive such amount from the Recipient at least two (2) days prior to the delivery date of the shares, the Company may withhold a number of shares (rounded up to the nearest whole share) of the Company’s Common Stock with a market value equal to the amount of such Taxes associated with the vesting or settlement of the Award; provided, however, that the Company shall not be liable for determining the exact number of shares.

4. Termination of Relationship with the Company.

(a) General. Except as otherwise provided in this Section 4, if the Recipient ceases to be employed by the Company or a Subsidiary prior to the Maturity Date for any reason, the PSUs granted to the Recipient shall not vest and instead shall be forfeited. In such event vesting shall not be pro-rated between the Award Date and the Maturity Date.

(b) Disability. If such termination of the Recipient’s employment is a result of the Recipient’s Disability while in the employ of the Company, then the continued employment requirement for the Recipient’s shall cease to apply and the Share Payout as a percentage of the Target Award for the PSUs shall be determined as of the Maturity Date and paid in accordance with Section 2 above; provided, however, that number of shares of the Company’s Common Stock paid to the Recipient shall be multiplied by a fraction, the numerator of which is the number of days elapsed from the Award Date to the date of the Recipient’s Disability, and denominator of which is 1095.

(c) Death. If such termination of employment of the Recipient is the result of the death of the Recipient while in the employ of the Company, then the continued employment requirement for the Recipient shall cease to apply and the Share Payout as a percentage of the Target Award for the PSUs shall be determined as of the Maturity Date and paid in accordance with Section 2 above; provided, however, that the number of shares of Common Stock to be paid to the Recipient’s estate shall be multiplied by a fraction, the numerator of which is the number of days elapsed from the Award Date to the date of the Recipient’s death, and the denominator of which is 1095.

(d) Change in Control. Notwithstanding anything to the contrary contained in any employment agreement, severance agreement, Change in Control agreement, this Agreement or any other agreement between the Company and the Recipient (other than an agreement between the Company and the Recipient referencing this Section 4(d) of this Award), if a Change in Control of the Company occurs prior to the Maturity Date and while the Recipient is in the employ of the Company, then the continued employment requirement for the Recipient shall cease to apply and the Share Payout as a percentage of the Target Award for the PSUs shall be determined in accordance with Section 2 above; provided, however, that (i) the Company Relative TSR Percentile Rank shall be determined by reference to the Company’s average Relative TSR Rank on the thirty (30) consecutive trading days preceding the Change in Control, and (ii) any Share Payout shall be made in a single payment of shares of the Company’s Common Stock (subject to applicable tax withholding) no earlier than the date of the Change in Control and no later than ten (10) calendar days after the date of the Change in Control. Upon and subsequent to a Change in Control, this Section 4(d) shall govern notwithstanding any termination of employment thereafter.

For example, if the Per Share Price as of the first date of the Performance Period and the Per Share Price as of the Change in Control is such that the Company Relative TSR Percentile Rank (based on the Index as of the first date of the Performance Period and as of the Change in Control) is at the 26th percentile, the Share Payout as a percentage of the Target Award for the PSUs shall be 50%.

(e) Termination without Cause Prior to a Change in Control. If such termination of employment of the Recipient is the result of a termination of employment by the Company without Cause prior to a Change in Control, then the continued employment requirement for the Recipient shall cease to apply and the Share Payout as a percentage of the Target Award for the PSUs shall be determined as of the Maturity Date and paid in accordance with Section 2 above; provided, however, that the number of shares of the Company’s Common Stock to be paid to the Recipient shall be multiplied by a fraction, the numerator of which is the number of days elapsed from the Award Date to the effective date of the Recipient’s termination of employment, and the denominator of which is 1095.

(f) Termination for Good Reason Prior to a Change in Control. If such termination of employment of the Recipient is the result of a termination of employment by the Recipient for Good Reason prior to a Change in Control, then the continued employment requirement for the Recipient shall cease to apply and the Share Payout as a percentage of the Target Award for the PSUs shall be determined as of the Maturity Date and paid in accordance with Section 2 above; provided, however, that the number of shares of the Company’s Common Stock to be paid to the Recipient shall be multiplied by a fraction, the numerator of which is the number of days elapsed from the Award Date to the date that the Recipient ceases to be an employee of the Company for Good Reason, and the denominator of which is 1095.

(g) Special Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

(1) “Change in Control” means the first to occur, after the Award Date, of any of the following events:

(i) the members of the Board at the beginning of any consecutive 12-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 12-calendar-month period, shall be deemed to be an Incumbent Director;

(ii) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, shares of stock representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any);

(iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) Any corporation or other legal person, pursuant to a tender offer, exchange offer, purchase of stock (whether in a market transaction or otherwise) or other transaction or event acquires securities representing 40% or more of the combined voting power of the voting securities of the Company, or there is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the U.S. Securities Exchange Act of 1934, disclosing that any “person” (as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934) has become the “beneficial owner” (as such term is used in Rule 13d 3 under the Securities Exchange Act of 1934) of securities representing 40% or more of the combined voting power of the voting securities of the Company.

Notwithstanding the foregoing, none of the foregoing event(s) shall constitute a Change in Control unless such event(s) constitute a “change in the ownership or effective control” or a change “in the ownership of a substantial portion of the assets,” in each case within the meaning of Section 409A(a)(2)(A)(v) of the Code and any regulations and other guidance in effect from time-to-time thereunder.

Upon the occurrence of a Change in Control as provided above, no subsequent event or condition shall constitute a Change in Control for purposes of this Agreement, with the result that there can be no more than one Change in Control hereunder.

(2) “Disability” means the incapacity of the Recipient due to physical or mental illness, whereby the Recipient shall have been absent from the full-time performance of the Recipient’s duties with the Employer for six (6) consecutive months or, in any one (1) year period, for an aggregate of six (6) months.

(3) “Cause” means (i) the Recipient’s engaging in willful and repeated gross negligence or gross misconduct, (ii) the Recipient’s breaching of a material fiduciary duty to the Company, or (iii) the Recipient’s being convicted of a felony, in either case, to the demonstrable and material injury to the Company. For purposes hereof, no act, or failure to act, on the Recipient’s part, shall be deemed “willful” unless done, or omitted to be done, by the Recipient not in good faith and without reasonable belief that any act or omission was in the best interest of the Company.

(4) “Good Reason” shall mean, without the express written consent of the Recipient, the occurrence of any of the following circumstances:

(i) the material reduction of the Recipient’s title, authority, duties or responsibilities, or the assignment to the Recipient of any duties inconsistent with Recipient’s position, authority, duties or responsibilities on the date of the Award;

(ii) a requirement that the Recipient report to anyone other than the Board and/or the chief executive officer of the Company;

(iii) a material reduction in the budget over which the Recipient retains authority from that which existed as of immediately prior to the Award Date;

(iv) a reduction in the Recipient’s base salary as in effect on the Award Date;

(v) a material reduction in the Recipient’s annual bonus opportunity or annual target long-term incentive compensation opportunity (whether payable in cash, shares of Common Stock or a combination thereof) as in effect on the Award Date; provided that for the avoidance of doubt, a material reduction of such annual target long-term incentive compensation opportunity shall not be deemed to occur if such opportunity becomes payable solely in cash; or

(vi) the Company’s requiring the Recipient to be based at any other geographic location more than 50 miles from that location at which the Recipient primarily performed Recipient’s services on the date of the Award, except for required travel on the Company’s business to an extent substantially consistent with Recipient’s business travel obligations immediately prior to the date of the Award Date.

For avoidance of doubt, whether there has been a reduction of an annual bonus opportunity or an annual target long-term incentive compensation opportunity under clause (v) above shall take into account, without limitation, any target, minimum and maximum amounts payable and the attainability and otherwise the reasonableness of any performance hurdles, goals and other measures, each considered relative to the corresponding element with respect to the Recipient, historically.

Notwithstanding anything to the contrary contained herein, the Recipient’s termination of employment will not be treated as for Good Reason as the result of the occurrence of any event specified in the foregoing clauses (i) through (vi) unless, within ninety (90) days following the occurrence of such event, the Recipient provides written notice to the Company of the occurrence of such event, which notice sets forth the nature of the event and the Recipient terminates employment on the 30th day following receipt by the Company of such notice.

(5) “Person” shall have the meaning ascribed thereto by Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof (except that such term shall not include (i) the Company or any of its Subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company, or (v) such Recipient or any “group” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) which includes the Recipient).

5. Award Not Transferable. The Award will not be assignable or transferable by the Recipient, except by will or the laws of descent and distribution.

6. Transferability of Award Shares. Until registered under the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), the shares of Common Stock represented by the PSUs will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Act. Accordingly, such shares must be sold in compliance with the registration requirements of the Securities Act or an exemption therefrom. The Company reserves the right to place restrictions required by law on any shares of the Company’s Common Stock received by the Recipient pursuant to the Award.

7. Conformity with the Plan. The Award is intended to conform in all respects with, and is subject to applicable provisions of, the Plan. To the extent that any provision of this Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Agreement shall be deemed to be amended so as to carry out the purpose and intent of the Plan. By the Recipient’s acceptance of this Agreement, the Recipient agrees to be bound by all of the terms of this Agreement and the Plan. Notwithstanding any other provision of this Section 7, in the event that the provisions of this Agreement are subject to Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder (“Section 409A”), the provisions of this Agreement shall comply with, and shall be interpreted in a manner consistent with, Section 409A.

8. No Rights to Continued Employment. Nothing in this Agreement confers any right on the Recipient to continue as an employee of the Company or a Subsidiary or affects in any way the right of any of the Company or a Subsidiary to terminate any such relationship of the Recipient.

9. Miscellaneous.

(a) Notices. All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Recipient, to the address set forth above or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b) Entire Agreement; Modification. This Agreement, together with the Plan, constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. The Company may amend, suspend or terminate the Plan, this Agreement and the Award granted hereunder at any time; provided, however, that no such amendment, suspension or termination may materially impair any Award without the Recipient’s written consent.

(c) Fractional Shares. If the shares under this Award become issuable for a fraction of a share because of the adjustment provisions contained in the Plan, such fraction shall be rounded down to the nearest whole share.

(d) Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e) Successors and Assigns. Except as provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 5 hereof.

(f) Governing Law. The Recipient and the Company agree to resolve issues that may arise out of or relate to the Plan or the same subject matter by binding arbitration in Boston, Massachusetts in accordance with the rules of the American Arbitration Association. The Plan and Award granted hereunder, including the Agreement, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

(g) Data Protection Waiver. The Recipient understands and consent to the Company or its agents or independent contractors appointed to administer the Plan obtaining certain of the Recipient’s personal employment information required for the effective administration of the Plan and that such information may be transmitted outside of the country of the Recipient’s employment and/or residence. Information relating to the Recipient’s participation under the Plan may constitute personal data that is subject to the Company’s policies on protection and use of personal data.

(h) Claw Back. This Award and any resulting payment or delivery of shares of the Company’s Common Stock is subject to set-off, recoupment, or other recovery or “claw back” as required by applicable law or by a Company policy on the claw back of compensation, as amended from time to time.

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